INVESTMENT ADVISORY FEE
                               ENGAGEMENT BROCHURE

                   Investment Advisory And Financial Planning
                              Engagement Agreement

This agreement entered into this _______________ day of _______________________199___, by and between John Wellington Bagwell of JWB, Investment Advisory & Research (hereinafter referred to as the "Advisor"), which is registered with the Securities & Exchange Commission and the Securities Commission of the state of Hawaii, as a Registered Investment Advisor, and _____________________________________ (NAME OF CLIENT).

JWB, Investment Advisory & Research acting through it's Registered Investment Advisor Representative ______________________________ (hereinafter referred as the "Agent"), who provides specific and limited advice for clients on the Advisors behalf.

Whereas, JWB, Investment Advisory & Research and or the Registered Investment Advisor Representative (on behalf of the Advisor), provides investment advice and financial planning services to the Client. Which the Client desires to obtain such services from the Advisor and or the Agent, under the terms and conditions set forth herein.

This agreement sets forth all of the promises, agreements, conditions and understandings between the parties, which the Advisor and or the Agent agree to said services, which the Client agrees to pay the applicable payment for said services.

--------------------------------------------------------------------------------

THE CLIENT CAN ENGAGE THE ADVISOR AND OR THE AGENT IN THE FOLLOWING FOUR TYPES OF FEE STRUCTURES, which to solve and or service his or her account. The following are the four types of fee structures used:

TYPES OF FEE STRUCTURES:  (A) Investment  Advisory  Engagement for a Mutual Fund
(B) Comprehensive Analysis and Engagement (C) Engagement by the Hour, (D) Miscellaneous Asset Allocation Engagement, (E) Asset Protection Engagement.

Depending on the nature of the case, the Advisor and or the Agent shall determine the correct type of engagement for each particular case.

--------------------------------------------------------------------------------

            INVESTMENT ADVISORY ENGAGEMENT FOR A MUTUAL FUND

A. This engagement is designed specifically for Section 15 of the Investment Company Act of 1940, which defines what the Advisor will do pursuant to this engagement and what compensation will be paid to the Advisor. This engagement will follow these strict guidelines below, as outlined in Section 15 of the Investment Company Act of 1940, which are as follows:

  1. It shall be unlawful for any person to serve as an investment advisor of a registered investment company, except pursuant to a written contract, which has been approved by the vote of a majority of the outstanding voting securities of such registered company.

  2. Precisely describes all compensation to be paid.

  3. Thee engagement shall continue in effect for a period more than two years from the date of its execution, only so long as such continuance is specifically approved at least annually by the board of directors (or trustees) or by vote of a majority of the outstanding voting securities of such company.

  4. The Advisor may be terminated at any time, without the payment of any penalty, by the board of directors (or trustees) of such registered company or by a vote of a majority of the outstanding voting securities of such company on not more than sixty days' written notice to the Advisor, and in the case of the fund has been assigned, the Advisor will be terminated automatically upon this event.

  5. It shall be the duty of the directors (or trustees) of a registered investment company to request and evaluate, and the duty of an Advisor to such company to furnish, such information as may reasonably be necessary to evaluate the terms of such contract.

THE SERVICES pursuant to this engagement will be as follows: The Advisor will manage the securities portfolio for JWB Aggressive Growth Fund, and research which may be necessary to evaluate said securities. In addition, the Advisor will be in charge of any buy/sell decisions necessary to manage the fund.

THE COMPENSATION will be as follows: The compensation for said services will be $125,000 per year, unless voted otherwise. Each year the board of directors (or trustees) will negotiate with the Advisor, and vote to approve or disapprove the compensation negotiated with the Advisor. The Advisor agrees to be paid said compensation above at a later date, when the fund is making money, and the trustees pass upon such compensation to be paid back to the Advisor.

[] The board of directors  (or trustees)  approves  this  engagement to hire the
Advisor  for  said  services  and   compensation   structure   outlined   above.
________________ (Date)


--------------------------------    ---------------------------------
Marko D. Popovic, Trustee           Richard A. Barnett, Trustee


--------------------------------    ---------------------------------
Roger Y. Dewa, Trustee              John W. Bagwell, Trustee

                                  COMPENSATION

The Client will compensate Advisor for engagement by _____________________________, pursuant to this agreement in the manner below:
The Client will pay a total fee to the Advisor in the amount of $____________________. FOR [] INITIAL ENGAGEMENT OR [] SUBSEQUENT ENGAGEMENT. A Retainer of $_________________ is due and payable, when contract is entered and agreed to. Client wishes to engage Advisor in the following areas of concern:

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------.

-----------------------     ------------------------
Clients Initials            Spouses Initials (if applicable)

------------------------------------------------------------------------------

FREE SUBSEQUENT ADVICE FOR 12 MONTHS UPON ENGAGEMENT (FOR PLANS B THROUGH E)

Advisor agrees to provide investment advice during the next (12) months at NO ADDITIONAL COST for Clients, who purchase the Comprehensive Engagement, engagement by the hour which the hourly fee totals $400 or more, and the Asset Protection Engagements. In addition, this clause includes limited advice on mutual funds for the Miscellaneous Asset Allocation Engagement.

------------------------------------------------------------------------------

                                SUBSEQUENT YEARS

Subsequent to the completion of the first (12) month period, the Client may choose to engage Advisor for an additional (12) month period. If the client chooses to engage the Advisor at that time, the fee shall be NEGOTIABLE, based upon the amount of analysis or work the Client has "in store" for the Advisor. THE CLIENT IS NOT OBLIGATED TO PAY THESE SUCCEEDING YEARS OF FEES, BY SIGNING THE ORIGINAL ENGAGEMENT AGREEMENT. Each year a new engagement agreement will be signed and agreed to, by both Advisor and Client.

------------------------------------------------------------------------------

                        SOLICITORS DISCLOSURE STATEMENT

Pursuant to the requirement (SEC rule 206(4)-3), which requires that any person who solicits Clients for the Investment Advisor, must provide those Clients with a written statement disclosing the relationship between the solicitor (the Agent) and the Investment Advisor.

NAATURE OF RELATIONSHIP: The Agent is a Registered Investment Advisor Representative, registered as such, for JWB, Investment Advisory & Research. In accordance of said rules and regulations, by the state of Hawaii Commissioner of Securities and the S.E.C.

COMPENSATION: The Advisor has agreed to pay the Agent 70% of the Fee, which relates to Miscellaneous Asset Allocation Engagement (Model A), and 65% for (Model B). The Agent shall receive 65% of the fee, for Engagement By the Hour and for all Comprehensive Financial Plan Engagements. The Advisor has agreed to pay the Agent 89.89% for all Asset Protection Engagements. These fee's are given as a result of providing specific and limited advice to Clients, on the Advisors behalf.

                               SATISFACTION CLAUSE

If the Client is unhappy with any engagement within this Investment Advisory Agreement within a (5) day time frame after signing this engagement brochure, and wishes to terminate such engagement, the Client will receive 100% of their money back, guaranteed.

In addition, for Comprehensive and Hourly Engagements $400 or greater, thee Advisor GUARANTEES the Clients satisfaction with all written plans (if applicable) upon the initial presentation. If the Client is unhappy with the plan, and the Advisor is not able to rewrite the plan to the Clients satisfaction (in a 10 day time frame after the plan is presented), thee Advisor will return 1/2 of the total cost of the plan, but the Client agrees to return any written plans to the Advisor upon obtaining a refund. For Asset Protection Engagements there shall be no additional guarantees (beyond the 5 day 100% money back guarantee, after signing engagement), do to the high costs associated in putting this type of plan together.

------------------------------------------------------------------------------

                             RELEVANT DATA REQUIRED

The Client will provide all relevant data required necessary in the initial data session, and furnish other data required (including support data and source documents) needed to properly analyze the Clients situation. In addition, the Client shall inform the Advisor of any material changes to the Clients situation, immediately. The Advisor strongly recommends annual reviews, to assure the planning process is kept up-to-date.

THE CLIENT AGREES TO INDEMNIFY AND HOLD THE ADVISOR HARMLESS FROM ANY LIABILITY, WHICH MAY ARISE IN ANY MATTER OR FORM, ON ACCOUNT OF INACCURATE OR INCOMPLETE INFORMATION, WHICH THE CLIENT FURNISHED OR DIDN'T FURNISH THE ADVISOR. BY INITIALING, YOU AGREE TO THIS PARAGRAPH.

--------------------------   ---------------------------
Client Initials              Spouses Initials (if applicable)

-----------------------------------------------------------------------------

                               LAW AND ACCOUNTING

The Client understands and acknowledges that the Advisor does not practice law or accounting, and none of the fees taken for any type of engagement relate to accounting or legal services. The Client understands, that if such services are necessary, it shall be the responsibility of the Client to obtain such services. The Advisor agrees to assist the Client, if requested in the selection of attorneys and accountants (except in the case of asset protection, since very few attorneys or CPAs are qualified in asset protection). DO YOU UNDERSTAND?

---------------------------   ---------------------------
Clients Initials              Spouses Initials (if applicable)

                          POSSIBLE CONFLICT OF INTEREST

The Advisor is a trustee and portfolio manager for the JWB Aggressive Growth Fund, and any advice to purchase this fund may constitute a possible conflict of interest between the Advisor and the Client. In addition, the Advisor is a licensed general agent with several major life insurer's and any advice to purchase such investments may constitute a possible conflict of interest, upon sale of such investments to the Client. The Client acknowledges that commission payable to Mr. Bagwell, in his role as a general agent is similar to commissions paid other general agents, and the Client may choose another general agent other than Mr. Bagwell. The Client understands and acknowledges, that any commission payable to Mr. Bagwell in his role as a general agent is entirely separate from the fee structure outlined in this investment advisory brochure.

Also, the Investment Advisor Representative is a general agent with several life insurer's and is a principal with Polaris Financial Services, Inc. and any advice to purchase investments through the Investment Advisor Representative may constitute a possible conflict of interest between the representative and the Client. The Client acknowledges that commissions payable to Mr. Lussier, in his role as a general agent or as a principal is similar to commissions paid to other agents and principals, and the Client may choose another general agent or principal other than Mr. Lussier with similar products. The Client understands and acknowledges, that any commission payable to Mr. Lussier in his role as an agent or principal is entirely separate from the fee structure outlined in this investment advisory brochure.

THE CLIENT UNDERSTANDS THIS POSSIBLE CONFLICT OF INTEREST, SHOULD HE DECIDE TO CONSUMMATE ANY INVESTMENT TRANSACTIONS. PLEASE INITIAL, THAT YOU UNDERSTAND THE ABOVE PARAGRAPHS.

---------------------------   ----------------------------
Client Initials               Spouses Initials (if applicable)

--------------------------------------------------------------------------------

                                 CONFIDENTIALITY

All information given to the Advisor or the Agent, and all recommendations furnished to the Client, shall be kept confidential. The Advisor or the Agent is hereby granted authority to discuss impart, any or all information received by the Client, or developed by the Advisor or the Agent, under terms of this agreement, with the following individuals designated by the Client:

1. __________________________ (Attorney)
2. _______________________________ (CPA)
3. __________________________ (Power of Attorney)
4. _______________________ (Other)
5. _______________________ (Other)

                            MISCELLANEOUS PROVISIONS

1. This agreement shall be governed according to the laws of the state of Hawaii, and all legal issues must be resolved in the state of Hawaii. It is mutually agreed that any controversy or claim relating to this agreement, or breach thereof, shall be settled by arbitration, in accordance with the Securities Arbitration Rules, of the American Arbitration Association.

2. This agreement contains the entire agreement of the parties with respect to the subject matter hereto. There are no prior or contemporaneous written or oral agreements. This agreement may not be modified, unless made in writing, and signed by both or the parties hereto.

3. Liability: The Advisor and or the Agent shall not be liable to the Client for anything done or omitted by the Advisor and or the Agent under this agreement, provided it shall have acted in good faith and provided that negligence, willful or reckless misconduct, or a violation of applicable law (on it's part is not involved).

4. Binding agreement: This agreement shall bind and insure to the benefit of the parties and their respective successors, permitted assigns, heirs, and legal representatives.

5. This agreement sets forth all promises; agreements, conditions and understandings between the parties respecting the subject matter hereof, and supersedes all negotiations, conversations, discussions, correspondence, memoranda and agreements between the parties concerning such matters.

6. The Advisor and or the Agent reserve the right to determine the appropriateness of a particular plan and or fee structure to the Client. The Client or the Advisor has the right to waive delivery of a written plan for any engagement, due to Client wishing to receive just oral investment advice.

7. For  Clients  who  have  engaged  the  Advisor  under  the  Asset  Protection
Engagement who did not disclose fully their current circumstances, either involving litigation against the Client which was not previously disclosed to the Advisor, or any undisclosed audits, the Client will be charged $200 an hour for work performed by the Advisor, and all remaining money paid to the Advisor shall be returned to the Client. From that point, the engagement shall be null and void, terminating the contractual agreement between the Advisor and the Client.

                            SUMMARY OF UNDERSTANDING

We   the    undersigned    have    acknowledged    and   read   this   agreement
at_________________,       ______.      On       ___________________day       of
_____________________________________199___.  The  Client  AGREES TO ENGAGE  THE
ADVISOR (AND OR THE AGENT) FOR THE AGREED UPON FEE, UNDER TERMS AND CONDITIONS SET FORTH WITHIN THIS ENGAGEMENT AGREEMENT.

___________________________________      _______________________________________
Clients Signature                        Spouses Signature (if applicable)

------------------------------------
REGISTERED INVESTMENT ADVISORS SIGNATURE

------------------------------------
REGISTERED INVEST. ADVISOR REP. SIGNATURE

                      INVESTMENT ADVISORY BROCHURE RECEIPT

I _______________________________________  [NAME OF CLIENT(S)], has received the
Investment Advisory Brochure in advance of signing up to receive services, congruent to the Securities and Exchange Commission rules, from JWB Investment Advisory & Research, on this day of __/__/__.

________________________________      ____________________________________
Clients Signature                     Spouses Signature (if applicable)








THIS ORIGINAL PAGE MUST BE KEPT BY THE ADVISOR. PLEASE TEAR OUT AFTER A PHOTOCOPY IS MADE.

                             AMENDMENT TO BROCHURE

(_______) This engagement shall be a amended to include the following areas of concern:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


CLIENT AGREES TO AMENDMENT: [] YES [] NO

--------------------------------            ------------------------------------
Clients Signature                           Spouses Signature (If applicable)

--------------------------------            ------------------------------------
Registered Investment Advisor Signature     Registered Investment Rep. Signature



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                       WAIVER OF DELIVERY OF WRITTEN PLAN

I __________________________________  (Client) waive my right to the delivery of a written plan, for my _____________________________fee engagement. I only wish oral investment advice for my particular engagement.

CLIENT AGREES TO THE ABOVE WAIVER: [] YES []NO

--------------------------------       ------------------------------------
Clients Signature                      Spouses Signature (If applicable)

         ADV PART 2 UNIFORM INVESTMENT ADVISOR REGISTRATION DISCLOSURE

(THIS DATA WAS GIVEN TO THE SEC AND THE STATE OF HAWAII SECURITIES COMMISSION, AS PART OF MY FULL DISCLOSER OF MY BUSINESS ACTIVITIES AS A REGISTERED
INVESTMENT ADVISOR.) THIS DISCLOSURE STATEMENT (BROCHURE) WAS DELIVERED IN ACCORDANCE WITH PART 249 OF CHAPTER 11 TO TITLE 17 OF THE CODE OF FEDERAL REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IN PARTICULAR SECTION 275.204-3 SAID REGULATIONS.

THE WORD APPLICANT FROM THE FORM ADV (PART 2), HAS BEEN DELETED, AND THE WORD ADVISOR HAS BEEN INSERTED IN PLACE OF IT, TO MAKE IT EASIER FOR THE CLIENT TO UNDERSTAND THIS BROCHURE. SINCE THE APPLICANT IS THE ADVISOR.

1. ADVISORY SERVICES AND FEES (PART 2, PG 2, 1A1 AND 1A7): (1) Provides investment supervisory services approximately 9% of the time. (2) Manages investment advisory accounts not involving investment supervisory services 90% of the time. (7) And on more than an occasional basis, furnishes advice to Clients on matters not involving securities, approximately 1% of the time.

PART 2, PG 2, 1A1, 1A2, 1A7, 1D. For each checked box in A above, describe on Schedule F:

SCHEDULE F:

INVESTMENT ADVISORY ENGAGEMENT FOR A MUTUAL FUND: This engagement is designed specifically for Section 15 of the Investment Company Act of 1940, which defines what the Advisor will do pursuant to this engagement and what compensation will be paid to the Advisor. This engagement will follow these strict guidelines below, as outlined in Section 15 of the Investment Company Act of 1940, which are as follows:

1. It shall be unlawful for any person to serve as an investment advisor of a registered investment company, except pursuant to a written contract, which has been approved by the vote of a majority of the outstanding voting securities of such registered company.

2. Precisely  describes all  compensation to be paid.

3. Thee engagement shall continue in effect for a period more than two years from the date of its execution, only so long as such continuance is specifically approved at least annually by the board of directors (or trustees) or by the vote of a majority of the outstanding voting securities of such company.

4. The Advisor may be terminated at any time, without the payment of any penalty, by the board of directors (or trustees) of such registered company or by a vote of a majority of the outstanding voting securities of such company on not more than sixty days' written notice to the Advisor, and in the case of the fund has been assigned, the Advisor will be terminated automatically upon this event.

5. It shall be the duty of the directors (or trustees) of a registered investment company to request and evaluate, and the duty of an Advisor to such company to furnish, such information as may reasonably be necessary to evaluate the terms of such contract.

The services pursuant to this engagement will be as follows: The Advisor will manage the securities portfolio for JWB Aggressive Growth Fund, and all research which may be necessary to evaluate said securities. In addition, the Advisor will be in charge of any buy/sell decisions necessary to manage the fund. The compensation will be as follows: The compensation for said services above will be $125,000 per year, unless voted otherwise. Each year the board of directors (or trustees) will negotiate with the Advisor, and vote to approve or disapprove the compensation negotiated with the Advisor. The Advisor agrees to be paid said compensation above at a later date, when the fund is making money, and the directors (or trustees) pass upon such compensation to be paid back to the Advisor. [] The board of directors (or trustees) approves this engagement to hire the Advisor for said services and compensation structure outlined above. ________________(Date)


-----------------------------------    -----------------------------------------
Marko D. Popovic, Trustee              Richard A. Barnett, Trustee


-----------------------------------    -----------------------------------------
Roger Y. Dewa, Trustee                 John W. Bagwell, Trustee

COMPREHENSIVE ANALYSIS AND ENGAGEMENT: The Advisor will provide ______________________based on information provided by the Client. The analysis will be based on the Clients financial goals, objectives, risk tolerance, and needs. The Advisor will provide the Client with specific recommendations, which may include, but not limited to the following (Please circle areas of concern):
Tax planning, risk Management, Investments, Insurance, Educational funding, Retirement Planning, Employee benefits, Estate Planning, Corporate & Business Coordination, Cash Flow Analysis, Technical and Fundamental Analysis of Securities (including Quantitative Analysis).

Comprehensive Analysis and Engagement is based on an individuals Net Worth or Gross Income. Structured from (A) to (N). These fees are as follows:

Plan (A): For Clients who's gross income is less than $35,000 or has a net worth less than $75,000. The cost will be $400. Plan (B): For Clients who's gross income is between $35,000 to $70,000 or has a net worth between $75,000 and $150,000. The cost will be $600. Plan (C): For Clients who's gross income is between $70,000 to $100,000 or has a net worth between $150,000 and $500,000. The cost will be $850. Plan (D): For Clients who's gross income is between $100,000 to $180,000 or has a net worth between $500,000 and $1,000,000. The cost will be $1,500. Plan (E): For Clients who's gross income is between $180,000 to $250,000 or has a net worth between $1 million and $2 million. The cost will be $2,000. Plan (F): For Clients who's gross income is between $250,000 to $350,000 or has a net worth between $2 million and $3 million. The cost will be $3,000. Plan (G): For Clients who's gross income is between $350,000 to $500,000 or has a net worth between $3 million and $4 million. The cost will be $4,000. Plan (H): For Clients who's gross income is between $500,000 to $600,000 or has a net worth between $4 million and $5 million. The cost will be $5,000. Plan (I): For Clients who's gross income is between $600,000 to $700,000 or has a net worth between $5 million and $6 million. The cost will be $6,000. Plan (J): For Clients who's gross income is between $700,000 to $800,000 or has a net worth between $6 million and $7 million. The cost will be $7,000. Plan (K): For Clients who's gross income is between $800,000 to $900,000 or has a net worth between $7 million and $8 million. The cost will be $8,000. Plan (L): For Clients who's gross income is between $900,000 to $1 million or has a net worth between $8 million and $9 million. The cost will be $9,000. Plan (M): For Clients who's gross income is between $1 million to $2 million or has a net worth between $9 million and $10 million. The cost will be $10,000. Plan (N): For Clients who's income or net worth is greater than Plan (M), the cost will be determined by the Advisor.

o (_______) The Advisor will provide a written evaluation for complex cases, as long as the Client furnishes the Advisor with all the information required to make a thorough written evaluation.

o Individuals who are retired or not currently working, the fee will be based solely on net worth. For all other individuals, the fee will be based on the greatest gross income or net worth fee structure.

o All of the above plans receive 12 months of free support advice, at no additional charge.

--------------------------------------------------------------------------------

ENGAGEMENT BY THE HOUR: Alternatively, clients may engage Advisor by the hour for specified financial analysis. The fee is $200 per hour, with a minimum charge of 2 hours per engagement. For all engagements 2 hours or longer, the Client receives 12 months of free advice, at no additional charge. In addition, if the Client chooses to have a complete comprehensive analysis done (plan A through F), within a 90 days after engaging Advisor by the hour, those fee's shall be applied towards a complete comprehensive analysis fee structure. The Client acknowledges, that he or she does not desire for the Advisor to review or Analyze any other areas of the Clients financial situation, and has declined to hire the Advisor to evaluate the Clients finances in full detail (as outlined in the comprehensive analysis and engagement). Accordingly, the Client agrees to hold the Advisor harmless from any potential negative consequences to the clients situation, for those areas not to be reviewed. The scope of this
engagement    will   be   limited   to   the   following   areas   of   concern:
_________________________.

--------------------------------------------------------------------------------

MISCELLANEOUS ASSET ALLOCATION ENGAGEMENT: Asset allocation engagement model A and B utilizes-load or no-load mutual funds (or variable sub-accounts), whereby the Advisor recommends the proper allocation of assets, according the Clients investment objectives, needs, and risk tolerances. The Advisor or the Investment Advisor Representative will actively manage the accounts of the Client through market or sector cycles, using sectional rotational analysis designed to increase overall returns. [] MODEL A: Is designed to trade load & no-load mutual funds and sub-accounts [] MODEL B: Is designed specifically for trading
______________________.

Both model A & B are designed to take advantage of a mutual fund or sub-account leading or lagging indicators, enabling the Advisor to buy low and sell high. These indicators allows the Advisor to spot trouble and get out of the specific fund or sub-account before the price (or unit value) decreases significantly. The Advisor will then move the account balance to another fund or sub-account, whose technical indicators are rising. Thus, the Client is continuously buying low and selling high. The object is to take advantage of the market, plain and simple. The Advisor may incorporate several different factors to determine the buy-sell signal; such as relative strength, fast and forward moving averages,
market  direction,   MACD  timing  signals,  genetic  algorithms  (often  called artifical intelligence), and contrarian thinking (to name a few). Fee schedule and setup charge for this type of engagement is, is as follows: First $500,000
 ... 1.75% $500,001 and up... 1.00%.  Setup charge (payable in advance _________)
 ... $200. The above fee is the total annual fee, which shall be deducted directly from the mutual fund account or sub-account. A fee of 1/4 of the annual fee above, shall be debited every quarterly period, after services are rendered (based on the ending valuation of your account). This shall constitute the method of payment. In addition, the mutual fund or the variable sub-account, and/or the Advisor (or the Advisors Agent) shall send a statement to the Client detailing how the balance was calculated at the end of each quarterly period. Also, each year there shall be an annual set-up charge of $50 dollars, payable on the anniversary of the initial engagement, to cover that years administrative charges. Miscellaneous Asset Allocation Engagement may be terminated at any time by either party, upon delivery of a certified letter. All services rendered, that was not properly paid for, shall be billed to the Client on a pro-rata fee structure. Please understand, the Advisor cannot guarantee returns. In addition, you may have capital gains or losses due to investing in mutual funds or variable sub-account contracts. Clients will hold Advisor harmless to any taxable consequences, by advising trading any investment purchased for this program, or investment previously bought or and incorporated into this program. Also, the Client shall hold the Advisor harmless to any asset allocation arrangement agreed to (based on the Clients investment objectives, needs, and risk tolerances). Do you understand and agree to this paragraph? Please initial if you do. __________(Client) _________ (Spouse, if applicable)

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FEE LIQUIDATION REQUEST: Attn: Operations Dept. ______ (Be sure to check correct address of Operations dept.). From _______. Date _______. Fund: _______. Account # _______. Please liquidate fee of $_______ or .0043750 of the ending valuation of my account, at the end of each calendar quarter. 1. Do not withhold taxes. 2. My signature is guaranteed. 3. Fee is continuous in nature (meaning the fee should be taken out every quarter). The fee will be taken out, until further notice (unless terminated by the Advisor or the Client). 4. Concerning fee liquidation and penalties for early withdrawal before age 59 1/2: The IRA is solely liable, not the Client {IRS requirement.} You are authorized to make the check payable and SEND TO: JWB, Investment Advisory & Research, Century Square Building, 1188 Bishop St., suite #2909, Honolulu, Hi. 96813. Phone Number #808-531-7600 or 808-486-3608.

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

ASSET PROTECTION ENGAGEMENT: D. This engagement is specifically designed to shield assets from frivolous lawsuits or to stop litigation from pursuing the case, due to the costs, taxes, or time, or the myriad of laws protecting the grantor or beneficiary from frivolous lawsuits. All legal issues will be handled by attorneys. A very important issue concerning over-all asset protection, is investment diversification (both domestic and international). Tax deferment will be a key issue concerning the use of fixed accounts and securities structured within an asset protection trust. Because making money, is just as important as protecting it. The Advisor will advise the client on the proper investments for the trust, based on the objectives, needs, and risk tolerances of the Client.

There are several ways in which you can protect assets from frivolous lawsuits. These are a few of the better known asset protection tools available; Domestic Contract Trusts, Domestic Family Limited Partnerships, International Grantor's Trusts, Dynasty Trusts, Charitable Remainder Uni-Trusts (CRUTS), etc. The Advisors team of lawyers will choose the best asset protection device for your situation. Often a combination of asset protection devices will suit the Clients needs more thoroughly, than the use of a stand alone asset protection device.

In addition, the Advisor will perform the due diligence on all banks and insurance companies involved in the asset protection engagement. It will also be the Advisors job to make sure that all reporting requirements are met, so the Client does not fall out of grace with the IRS and Treasury Department. The Advisor will not be responsible in doing the Clients Taxes. It is recommended that a qualified CPA familiar with advanced domestic and international trust taxation be used. The Advisor will introduce a qualified CPA, who is familiar with domestic and international trust taxation to the Client (upon request). If you have a CPA, we'll be happy to explain this complex planning to him. Tax reduction will be one of the main focal points concerning asset protection, since taxes are also a viable threat to your wealth. Asset protection is NOT a device in which to hide money to evade taxation! You are taxed on a world wide income, and all of the required reporting documents must be sent to the IRS, Treasury Department, and Customs. This type of planning will also incorporate long range divorce planning, Medicaid planning, immigration planning, NAFTA & GATT planning, pension planning, and international business planning. The
Advisor will introduce you to your banker and trustee (if you're an international grantor's trust). All Clients will pay for their trip to the offshore location, unless otherwise noted in writing. Since knowing who to contact is just as important as having the money to do this type of planning, it will be the Advisors job to introduce you to these contacts.

This is a team approach, who's sole job is to protect your assets from frivolous lawsuits, reduce your taxes, manage your money more effectively, and make sure those assets are distributed accordingly. The advisor and other team members associated with this engagement, will not let any Client transfer assets while the Client is being sued or has knowledge that he or she is to be sued shortly. The transfer of assets must be done in advance of any lawsuits! But in some circumstances, you can engage the Advisor to the extent of setting up the trust and transferring assets "over and above" the assets necessary to pay off your litigation. To the best of my knowledge, no pending litigation exists against me, my spouse, or any other person, natural or artificial, to whom title of assets, intended for exchange into any type of assets protection trust or partnership are assigned. I/we so state that intended grantor, trustees, general or limited partners are not under audit by the IRS or any other state or federal taxing or government agency. (By signing below you attest to this paragraph to be true and correct.) Please mark this box [] Yes, if your being sued or under audit, and sign your initials in this box [ ] If you answered Yes to the preceding paragraph due to a current suit against you, or you are under audit by Federal or state government agencies, please briefly explain your circumstances. (Please skip this paragraph if this does not apply to you). ___________________.

I hereby give my oath not use this service to intentionally transfer assets to become legally insolvent to avoid debt repayment. _________________ Clients Initials _______________Spouses Initials (if applicable). The Advisor's fee schedule for this type of engagement is as follows: A. For Clients who's net worth is below $1.2 million, the cost will be ... $3,000 B. For Clients who's net worth is between $1.2 million to $5 million, the cost will be ... $4,000 C. For Clients who's net worth is over $5 million, the cost will be $5,000. D. Option Fee Schedule; which includes the investment advisory fee, the payment to the attorney, trustee, insurance company, and CPA's fee (if applicable) ... $___________ Additional items: ________________________. E. Fee Schedule for
Contract Trusts; which includes the investment advisory fee, the payment to the attorney's, and initial CPA administration work. The cost will be ... $________ Additional items: __________________ Investment advisory service shall include the following: 1. All domestic and international investment analysis. 2. Reporting requirements. {CONT. ON NEXT PAGE}

3. Due diligence on international banks, trust companies. 4. Communication to trustee, bank and insurance companies. Clients will receive 12 months of free support advice on any securities or investments that the trusts contains, or need to be transferred to said trusts. Engagement (_________) include attorney fees, CPA, or appraiser fees. The attorney's fee is $__________ and the CPA's fee (_______) is $__________ [All legal work is done by qualified attorneys and all accounting work is done by certified public accountants.] If the Client wishes to be flown to meet his banker and trustee at the Advisors expense, an additional $6,000 shall be charged for all Caribbean & European locations, and $3,000 for the Cook Islands. (________) The engagement (_____________) include the initial trustee set up fee of $1,500 and the initial set-up fee for the self directed annuity, which is $500. [The yearly trustee fee is 1% to 1.5% charge against principal. In addition, the self directed annuity yearly fee is .005 charge against principal. These two yearly fees are not included in the engagement fee structure.]

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COMPENSATION:   The  Client   will   compensate   Advisor  for   engagement   by
___________________, pursuant to this agreement in the manner below: The Client will pay a total fee to the Advisor, in the Amount of $__________________. For
[] Initial engagement or [] Subsequent engagement. A Retainer of $____________ is due and payable, when contract is entered and agreed to. Client wishes to engage Advisor in the following areas of concern:___________________________.

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FREE  SUBSEQUENT  ADVICE FOR 12 MONTHS UPON  ENGAGEMENT (FOR PLANS B THROUGH E):
Advisor  agrees to provide  investment  advice during the next (12) months at NO
ADDITIONAL  COST  for  Clients,  who  purchase  the  Comprehensive   Engagement,
Engagement by the Hour which the hourly fee totals $400 or more, or the Asset Protection Engagement. In addition, This clause includes limited Advice for Miscellaneous Asset Allocation Engagement.

--------------------------------------------------------------------------------

SUBSEQUENT YEARS: Subsequent to the completion of the first (12) month period, the Client may choose to engage Advisor for an additional (12) month period. If the Client chooses to engage the Advisor at that time, the fee shall be NEGOTIABLE, based upon the amount of analysis or work the Client has "in store" for the Advisor. The Client is NOT OBLIGATED to pay these succeeding years of fees, by signing the original engagement agreement. Each year a new engagement agreement will be signed and agreed to, by both Advisor and Client.

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SOLICITORS  DISCLOSURE   STATEMENT:   Pursuant  to  the  requirement  (SEC  rule
206(4)-3), which requires that any person who solicits Clients for the Investment Advisor, Must provide those Clients with a written statement disclosing the relationship between the solicitor (the Agent) and the Investment Advisor. Nature of Relationship: The Agent is a Registered Investment Advisor Representative, registered as such, for JWB, Investment Advisory & Research. In accordance of said rules and regulations, by the state of Hawaii Commissioner of Securities and the S.E.C. Compensation: The Advisor has agreed to pay the Agent 70% of the fee, which relates to Miscellaneous Asset Allocation Engagement (Model A), and 65% for (Model B). The Agent shall receive 65% of the fee, for Engagement By the Hour and for all Comprehensive Financial Plan Engagements. The Advisor has agreed to pay the Agent 89.89% for all Asset Protection Engagements. These fee's are given as a result of providing specific and limited advice to Clients, on the Advisors behalf.

--------------------------------------------------------------------------------

SATISFACTION CLAUSE: If the Client is unhappy with any engagement within this Investment Advisory Agreement within a (5) day time frame after signing this engagement brochure, and wishes to terminate such engagement, the Client will receive 100% of their money back, guaranteed. In addition, for Comprehensive and Hourly Engagements $400 or greater, thee Advisor Guarantees the Clients satisfaction with all written plans (if applicable) upon the initial presentation. If the Client is unhappy with the plan, and the Advisor is not able to rewrite the plan to the Clients satisfaction (in a 10 day time frame after the plan is presented), thee Advisor will return 1/2 of the total cost of the plan, but the Client agrees to return any written plans to the Advisor upon obtaining a refund. For Asset Protection Engagements there shall be no additional guarantees (beyond the 5 day 100% money back guarantee, after signing engagement), do to the high costs associated in putting this type of plan together.


--------------------------------------------------------------------------------

RELEVANT DATA REQUIRED: The Client will provide all relevant data required necessary in the initial data session, and furnish other data required (including support data and source documents) needed to properly analyze the Clients situation. In addition, the Client shall inform the Advisor of any material changes to the Clients situation, immediately. The Advisor strongly recommends annual reviews, to assure the planning process is kept up-to-date.

The Client agrees to indemnify and hold the Advisor harmless from any liability, which may arise in any matter or form, on account of inaccurate or incomplete information, which the Client furnished or didn't furnish the Advisor. By initialing, you agree to this paragraph.__________________(Client Initials) _________________ (Spouses Initials)

--------------------------------------------------------------------------------

LAW AND ACCOUNTING: The Client understands and acknowledges that the Advisor does not practice law or accounting, and none of the fees taken for any type of engagement relate to accounting or legal services. The Client understands, that if such services are necessary, it shall be the responsibility of the Client to obtain such services. The Advisor agrees to assist the Client, if requested in the selection of attorneys and accountants (except in the case of asset protection, since very few attorneys and CPAs are qualified in this field). Do you understand? ____(Clients Initials) ____ (Spouses Initials)

--------------------------------------------------------------------------------

POSSIBLE CONFLICT OF INTEREST: The Advisor is a trustee and portfolio manager for the JWB Aggressive Growth Fund, and any advice to purchase this fund may constitute a possible conflict of interest between the Advisor and the Client. In addition, the Advisor is a licensed general agent with several major life insurer's and any advice to purchase such investments may constitute a possible conflict of interest, upon sale of such investments to the Client. The Client acknowledges that commission payable to Mr. Bagwell, in his role as a general agent is similar to commissions paid to other general agents, and the Client may choose another general agent other than Mr. Bagwell with similar products. The Client understands and acknowledges, that any commission payable to Mr. Bagwell in his role as a general agent is entirely separate from the fee structure outlined in this investment advisory brochure.

Also, the Investment Advisor Representative is a general agent with several life insurer's and is a principal with Polaris Financial Services, Inc. and any advice to purchase investments through the Investment Advisor Representative may constitute a possible conflict of interest between the representative and the Client. The Client acknowledges that commissions payable to Mr. Lussier in his role as a general agent or as a principal is similar to commissions paid to other agents and principals, and the Client may choose another general agent or principal other than Mr. Lussier with similar products. The Client understands and acknowledges, that any commission payable to Mr. Lussier in his role as an agent or principal is entirely separate from the fee structure outlined in this investment advisory brochure.

The Client understands this possible conflict of interest, should he or she decide to consummate any investment transactions. Please initial that you understand the above paragraphs. _____(Clients initials) _____ (Spouses Initials)

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CONFIDENTIALITY:  All  information  given to the  Advisor or the Agent,  and all recommendations furnished to the Client, shall be kept confidential. The Advisor or the Agent is hereby granted authority to discuss impart, any or all information received by the Client, or developed by the Advisor or the Agent, under terms of this agreement, with the following individuals designated by the
Client:

1. __ (Attorney) 2. __ (CPA) 3. __ (Power of Attorney)
4. __ (Other) 5. __ (Other)

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

MISCELLANEOUS PROVISIONS: 1. This agreement shall be governed according to the laws of the state of Hawaii, and all legal issues must be resolved in the state of Hawaii. It is mutually agreed that any controversy or claim relating to this agreement, or breach thereof, shall be settled by arbitration, in accordance with the Securities Arbitration rules, of the American Arbitration Association.
2. This agreement contains the entire agreement of parties with respect to the subject matter hereto. There are no prior or contemporaneous written or oral agreements. this agreement may not be modified, unless in writing, and signed by both or the parties hereto. 3. Liability: The Advisor and or the Agent shall not be liable to the Client for anything done or omitted by the Advisor and or the Agent under this Agreement, provided it shall have acted in good faith and provided that negligence, willful or reckless misconduct, or a violation of the applicable law (on it's part is not involved). 4. Binding agreement: This agreement shall bind and insure to the benefit of the parties and their respective successors, permitted assigns, heirs, and legal representatives. 5. This agreement sets forth all promises; agreements, conditions and understandings between the parties respecting the subject matter hereof, and supersedes all negotiations, conversations, discussions, correspondence, memoranda and agreements between the parties concerning such matters. 6. The Advisor and or the Agent reserve the right to determine the appropriateness of the particular plan and or fee structure to the Client. The Client or the Advisor has the right to waive delivery of a written plan for any engagement, due to the Client wishing to receive just oral investment advice. 7. For Clients who have engaged the Advisor under the Asset Protection Engagement who did not disclose fully their current circumstances, either involving litigation against the Client which was not previously disclosed to the Advisor, or any undisclosed audits, the Client will be charged $200 an hour for work performed by the Advisor, and all remaining money paid to the Advisor shall be returned to the Client. From that point, the engagement shall be null and void, terminating the contractual agreement between the Advisor and the Client.

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SUMMARY  OF  UNDERSTANDING:  We  the  undersigned  acknowledged  and  read  this agreement at _______,  _______.  On ___________  day of __________  199___.  The
Client  agrees to engage the  Advisor  and or the Agent for the agreed upon fee,
under  terms  and  conditions  set  forth  within  this  engagement   agreement.
_______________   (Clients  Signature)   ________________   (Spouses  Signature)
__________________  (Registered Investment Advisor Signature) __________________
(Registered Invest. Advisor Rep. Signature)

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INVESTMENT ADVISORY BROCHURE RECEIPT: I ___________________  ___________________
[name of Client(s)], has received the Investment advisory Brochure in advance of signing up to receive services, congruent to the Securities and Exchange Commission rules, from JWB Investment Advisory & Research, on this day of
__/__/__.   _______________   (Clients  Signature)   ________________   (Spouses
Signature if applicable)

--------------------------------------------------------------------------------

AMENDMENT TO BROCHURE: (__________) This engagement shall be amended to include the following areas of concern:________________________________________________.
Client agrees to amendment: [] Yes [] No ______________(Clients Signature) _____________(Spouses Signature) _______________(Registered Investment Advisor Signature) __________(Registered Invest. Advisor Rep. Signature)

--------------------------------------------------------------------------------

WAIVER OF DELIVERY OF WRITTEN PLAN: I _____________________ (the Client) waive my right to the delivery of a written plan, for my ____________________ fee engagement. I only wish oral investment advice for my particular engagement. Client agrees to the above waiver: [] Yes [] No ______________ (Clients Signature) _________(Spouses Signature)

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PART 2, PG 2, 1B: Does the  applicant  (the Advisor) call any of the services it checked above,  financial  planning or some similar term?...  Yes.

PART 2, PG 2, 1C: Applicant (the Advisor) offers investment advisory services for: (1) A percentage of assets under management. (2) Hourly charges. (3) Fixed fees {not including subscription fees}. (6) Other {See Investment Advisory Engagement for a Mutual Fund and Misc. Asset Allocation Engagement in the above paragraphs.

PART 2, PG 2, 1D: The services provided, including the name of any publication or report issued by the Advisor on a subscription basis or a fee. The Advisors basic fee schedule, how fees are charged and whether it's fees are negotiable. And when compensation is payable, and if compensation is payable before service is provided, how a Client may get a refund or may terminate an investment advisory contract before expiration date. (see schedule F)

SCHEDULE F: There is no current publication issued by Advisor on a subscription fee basis. The Advisors fee schedule is mentioned in schedule F above for (Part 2, pg 2, 1a1, 1a2, and 1a7), and the only fee negotiable is secondary fee engagements. Brochure must first be delivered, then and only then, after entering in the contractual engagement, is compensation payable. After entering into the engagement brochure, the Client has a right to terminate the contract without penalty, within 5 business days after entering into the contract. In addition, the Advisor shall notify the Client of any material changes affecting the disclosure statement or investment advisory contract within 30 days after the change has occurred.

PART 2, PG 2, 2 TYPES OF CLIENTS: The Advisor generally provides investment advice to: (A) Individuals, (B) Banks and thrift Institutions, (C) Investment Companies, (D) Pension and Profit Sharing Plans, (E) Trusts, Estates or Charitable Organizations, (F) Corporations, (G) Other (see schedule F).

SCHEDULE  F: The  Advisor  often  works on  financial  plans  for  closely  held
businesses  and  their  owners  (to  coordinate   their  business  and  personal
finances).

PART 2, PG 3, TYPES OF INVESTMENTS: Applicant (the advisor) offers advice on the following:

A. Equity Securities           B. Warrants          C. Corporate debt securities
1. Exchange listed
   securities
2. Securities traded
   over-the-counter
3. Foreign issuers.
D. Corporate Paper        E. Certificates of deposits     F. Municipal
G. Investment Company     H. United states government     I. Options contracts
   Securities                securities
1. Variable life insurance                                1. Securities
2. Variable annuities                                     2. Commodities
3. Mutual fund shares
J. Futures  contracts on:   K. Interests in partnerships in:    L.Other
1. Tangibles                1. Real Estate                      (see schedule F)
2. Intangibles              2. Oil and gas interests
                            3. Other (explain  on  schedule F)

SCHEDULE F: The Advisor may offer advice on public and private partnerships, investing in leasing mortgages, low-income housing tax credits, agriculture, and other various types of limited partnerships.

PART 2, PG 3, 4A5 METHODS OF ANALYSIS,  SOURCES OF INFORMATION,  AND STRATEGIES:
The Advisors security analysis methods include: 1. Charting 2. Fundamental 3. Technical 4. Cyclical 5. Other (explain on schedule F)

SCHEDULE F: This relates to the Advisor providing financial planning services (without the use of formal securities analysis, such as fundamental, technical, and cyclical analysis), but rather, the Advisor provides a written financial plan to the Client (unless the Client specifically asks for oral advice only), based on information provided by the Client. Which only generic recommendations, regarding various securities are given to the Client.

PART 2, PG 3, 4B: The main sources of information the Advsior uses: (1) Financial newspapers and magazines; (2) Inspections of corporate activities, (3) Research materials prepared by others, (4) Corporate rating services, (5) Timing services, (6) Annual reports, prospectuses, filings with the Securites and Exchange Commission , (7) Company press releases, and (8) other: N/A

PART 2, PG 3, 4C7: The investment strategies used to implement any investment advice given to the Clients include: 1. Long term purchases (securities held at least a year) 2. Short term purchases (securities sold within a year) 3. Trading (securities sold within 30 days) 4. Short sales 5. Margin transactions 6. Option writing, including covered options, uncovered options or spreading strategies 7. Other (see schedule F)

SCHEDULE F: The Advisor, through it's provision of use of financial plans for clients, may make generic recommendations relating to investment asset types. Investment strategies which the Client chooses to utilize in the implementation of such plans, could take virtually any form, depending upon the Clients particular circumstances and asset type involved. In addition, with regard to the Advisors asset allocation advice, recommendations are almost exclusively related to long and or short term purchases.

PART 2, PG 4, 5 EDUCATION AND BUSINESS STANDARDS: Are there any general standards of education or business experience that the Advisor requires of those involved in determining or giving investment advice to Clients?... Yes. (see schedule F)

SCHEDULE F: The Advisor prefers required persons associated with JWB, Investment Advisory & Research to have a long experience and association in the financial industry.

PART 2, PG 4, 6 EDUCATION AND BUSINESS BACKGROUND: (See schedule F.) The Advisor has no investment committee or group, each individual who determines general investment advice given to Clients, respond only for their supervisors. (see schedule F)

SCHEDULE F: Name & Title: John Wellington Bagwell, President of JWB, Investment Advisory & Research. Birth Place & Date: San Luis Obisbo, California, March 18, 1961. Education: Seattle Central College (1980-82), Seattle South Community College (1981), Allan Hancock College (1982-83).

SPECIALITY SCHOOLS: University of Hawaii (1983-3months, studied Real Estate Regulation & Law). William Yee & Assoc. School for Mortgage Brokers (1983- 3
wks). Pass Hi Securities, school for general study of securities and securities analysis (1990-6 wks).

LICENSES AND PROFESSIONAL DESIGNATIONS: Registered Investment Advisors License, Series #24 General Securities Principal License, Series #7 Stock Brokers License, Series #6 Limited Representative License, Series #63 Blue-sky securities license, General Agent license (for insurance).

INFORMAL EDUCATION: Studied technical, fundamental, and quantitative analysis from various sources, studying specifically the top 50 portfolio managers in the last 40 years.

BUSINESS HISTORY: (A) Trustee and fund portfolio manager (Advisor) for JWB Aggressive Growth Fund, and Director and CEO for JWB Management Corp. (From 10/95 to present). (B) President of JWB, Investment Advisory & Research (from 4/93 to present). (C) General Securities Principal & Office of Supervisory Jurisdiction For: Polaris Financial Services, Inc., a Broker/Dealer (from 6/93 to 10/95). (D) General Securities Principal, Office of Supervisory Jurisdiction, and Registered Representative for: Mariner Financial Services, Inc., a Broker/Dealer (from 11/91 to 6/23/93). (E) Registered Representative for:
Gaidos/Tani & Associates, Inc., a Financial Planning Corporation (from 11/91 to 12/92). (F) Registered Representative for: Money Concepts International, Corp., a Financial Planning Corporation (from 1990 to 1991). (G) Registered Representative and Life Insurance Agent for: Mass. Mutual Life Insurance Company (from 1989 to 1990). (H) Registered Representative for: MML Investors Service, Inc., a Broker/Dealer (from 1989 to 1990). (I) Registered Representative and Life Insurance Agent for: Mutual of New York/Mony (from 4/89 to 7/89).

PART 2, PG 4, 7A AND 7B OTHER BUSINESS ACTIVITIES: (A) The Advisor is actively engaged in a business other than giving investment advice. (B) The Advisor sells products or other services other than investment advice. (see schedule F)

SCHEDULE F: (A)The Advisor is a mutual fund portfolio manager (known as the Advisor) and trustee for JWB Aggressive Growth Fund. In addition, the Advisor is the director and CEO for JWB Management Corp. which runs the day-to-day operations for the fund. (B) Also, the Advisor is also a licensed insurance agent with various insurance companies. The amount of time spent in such activities vary according to the business demand. Clients may choose to implement investments through the Adviser, or may choose an agent other than the Advisor.

PART 2, PG 4, 8C2 AND 8C 9 OTHER FINANCIAL INDUSTRY  ACTIVITIES OR AFFILIATIONS:
(C)Advisor has arrangements that are material to its advisory business or it's Clients with a related person who is a: (C2) Investment Company (C9) Insurance company or agency. (see schedule F)

SCHEDULE F: (C2)The Advisor is a trustee and portfolio manager for JWB Aggressive Growth Fund. (C9) In addition, the Advisor is a General Agent for United Investors Life, and other miscellaneous life, disability and long term care insurance companies. Also, the Advisor has a investment advisory relationship with Ameritas Life.

PART 2, PG 4, 8D: Is the Advisor or a related person a general partner in any partnership in which Clients are solicited to invest? ... No.

PART 2, PG 5, 9D AND 9E PARTICIPATION OR INTEREST IN CLIENT TRANSACTIONS: (D) Recommends to clients that they buy or sell securities or investment products in which the Advisor or a related person has some financial interest. (E) The Advisor buys and sells for itself securities that it also recommends to Clients. (see schedule F)

SCHEDULE F: The Advisor fully discloses it's investment company and agency affiliations in Part 2, pg 4, 8c2 and 8c9, and Schedule F with all Clients. In addition, the Advisor discloses the potential conflict of interest, completely with all Clients, prior to consummating and signing the engagement agreement.

PART 2, PG 5, 10 CONDITIONS FOR MANAGING ACCOUNTS: Does the Advisor provide investment supervisory services, manage investment advisory accounts or hold itself out as providing financial planning or some similarly termed service and impose a minimum dollar value of assets or other conditions for starting or maintaining an account?...Yes

SCHEDULE F: The Advisor runs a JWB Aggressive Growth mutual fund, which has minimum conditions for starting an account.

PART 2, PG 5, 11A REVIEW OF ACCOUNTS: Describe below the reviews and reviewers of the accounts. For reviews, include their frequency, different levels, and triggering factors. For reviewers, include the number of reviewers, their titles and functions, instructions they receive from Advisor on performing reviews, and number of accounts assigned each.

REVIEWS: The Advisor and or the Registered Investment Advisor Representative reviews accounts at least annually, with updates done as often as Clients situation requires. Changes in Clients situation, tax laws, changes in technical or fundamental components of his or her portfolio, or changes in the Feds stance towards interest rates (including both macro or microeconomic) in the U.S. or changes in the world economy can trigger an update.

REVIEWERS: The Advisor, John Wellington Bagwell, President of JWB, Investment Advisory & Research, and or the Registered Investment Advisor Representative, Gregory P. Lussier, who is in charge of producing and supervising accounts (including updating accounts). Number of accounts assigned to each vary from day to day.

PART 2, PG 5, 11B: Describe below the nature and frequency of regular reports to Clients on their accounts. NATURE: Depending on the case, investment information provided to Clients can be updated accordingly, based on several factors, such as technical and fundamental changes in the portfolio, tax bracket changes, etc.
FREQUENCY:  Can  vary  from  once a year,  to once a  month.

PART 2, PG 6, 12A INVESTMENT OR BROKERAGE DISCRETION: Does the Advisor or any related person have authority to determine, without obtaining specific Client consent, the: (1) Securities to be bought or sold?... No (2) Amount of securities to be bought or sold?... No (3) Broker or dealer to be used?... No
(4)  Commission  rates  paid?...  No

PART 2, PG 6, 12B: Does Advisor or related person suggest brokers to clients?... Yes. (Describe in schedule F the factors considered in selecting brokers and determining the reasonableness of their commissions. If the value of the products, research and services given to the Advisor or related person is a factor, describe: the products, research and services, whether Clients may pay commissions higher than those obtainable from other brokers in return for those products and services, whether research is used to service all of Advisors accounts or just those accounts paying for it, and any procedures the Advisor used during the last fiscal year to direct client transactions to a particular broker in return for products and research services received.

SCHEDULE F: The Advisor and or the Registered Investment Advisor Representative may advise other brokers, when appropriate. In addition, the Registered Investment Advisor Representative may advise after full disclosure to Clients (which is required by law), itself as a Broker/Dealer to Clients, and any possible conflict of interest between the Clkient and the Advisor or the Investment Advisor Representative. Factors determining in selecting other brokers included, who offered the cheapest commission and best service all-around. There is no "soft dollar" relationships between the Advisor and any particular broker dealers, where Advisor the Clients would pay a higher commission on trades in return for research or other services to the Advisor.

PART 2, PG 6, 13 ADDITIONAL COMPENSATION: Does the Advisor or the related person have any arrangements, oral or in writing, where it: (A) Is paid cash by or receives some economic benefit (including commissions, equipment, or non-research services) from a non-Client in connection with giving advice to Clients?... No (B) Directly or indirectly compensates any person for Client referrals?... Yes. (see schedule F)

SCHEDULE F: The Advisor pays referral fees to the Registered Investment Advisor Representative (Gregory P. Lussier). This fee is a percentage of the total investment advisory fee charged. All such solicitations are made in strict compliance with the disclosure and referral rules of the Investment Advisors Act of 1940.

PART 2, PG 6, 14 BALANCE SHEET: The Advisor must provide a balance sheet for the most recent fiscal year on Schedule G, if Advisor: Has custody of Clients funds or securities, or requires prepayment of more than $500 in fees's per client and 6 or more months in advance. Has the Advisor provided a schedule G balance sheet?... No (Not applicable.)